UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

OBSIDIAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17430	35-2154335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Monument Circle Suite 4800 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 237-4122

Item 4.01.     Changes in Registrant's Certifying Accountant.

(a)          The independent public accountant of Obsidian Enterprises, Inc. (the "Company"), McGladrey & Pullen, LLP ("M&P"), resigned effective October 14, 2005. The Audit Committee of the Board of Directors subsequently approved the engagement of Somerset CPAs ("Somerset") as the Company's independent public accountant.

Except as described below, the reports of M&P on the Company's financial statements for the past two fiscal years ended October 31, 2003 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. M&P's 2004 audit report relating to M&P's audit of Company's financial statements for the fiscal year ended October 31, 2004 included an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

In connection with its audits for the two most recent fiscal years ended October 31, 2003 and 2004 and through October 14, 2005, there have been no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&P, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the two most recent fiscal years ended October 31, 2003 and 2004 and through October 14, 2005, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for the following items. M&P discussed the following items with the Audit Committee of the Board of Directors, and has been authorized by the Company to respond fully to the inquiries of Somerset regarding these matters.

(i)           In connection with its Report to the Audit Committee dated February 12, 2004 relating to M&P's audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended October 31, 2003 (the "2003 Audit Report"), M&P noted certain conditions involving the Company's internal control and its operation that M&P considered to be "material weaknesses." "Material weakness" was defined in the 2003 Audit Report as "a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions." The material weaknesses noted by M&P and summarized by the Company in Item 9A. of its Annual Report on Form 10-K for the fiscal year ended October 31, 2003 were, in summary:

(1)        The Company's lack of financial infrastructure to account for complex transactions and related party activities on a consolidated basis, which resulted in a greater than normal risk that material errors may occur in the financial statements and not be detected timely.

(2)        Each of the Company's operating subsidiaries had a limited number of on-site accounting personnel which resulted in a lack of segregation of duties necessary for a good system of internal control.

(3)        The Company's systems for recording inventory at one of its operating subsidiaries resulted in an unfavorable adjustment as a result of the audit.

(ii)          In connection with its Report to the Audit Committee dated February 11, 2005 relating to M&P's audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended October 31, 2004 (the "2004 Audit Report"), M&P noted certain conditions involving the Company's internal control and its operation that M&P considered to be "material weaknesses." The definition of "material weakness" in the 2004 Audit Report was identical to the definition in the 2004 Audit Report. The material weaknesses noted by M&P and summarized by the Company in Item 9A. of its Annual Report on Form 10-K for the fiscal year ended October 31, 2004 were, in summary:

(1)        The Company did not have effective controls in place to detect and disclose all related party transactions.

(2)        The Company lacked the control infrastructure to perform proper supervision and review, on a detail basis, of the subsidiaries' accounting work. In addition, each of the operating subsidiaries had a limited number of on-site accounting personnel which results in a lack of segregation of duties necessary for a good system of internal control. In addition, there was a lack of personnel at each subsidiary for adequate supervision and review of the reconciliations as well as preparation of reconciliations and supporting detail. M&P also recommended proper supervision and review on a quarterly basis.

(3)        Turn over at the subsidiary level resulted in a problem in recording inventory at one subsidiary resulting in a write-down of inventory following a physical inventory and errors in the third quarter results at another subsidiary.

(4)        The accounts receivable balance and deferred revenue calculation were incorrect and subject to audit adjustments at another subsidiary. Due to the cumulative number of adjustments, M&P believed that the item rose to the level of a material weakness.

In addition to the above described material weaknesses, M&P also noted the following reportable conditions in the 2004 Audit Report, in summary:

(5)        The Company's system for recording accounts payable at the corporate level and at one of the operating subsidiaries was based upon the date that the invoice was received rather than the date that services are performed.

(6)        The Company did not formally communicate internal control guidelines and significant accounting policies to the accounting department at Classic Manufacturing, which was acquired by the Company during fiscal 2004.

(7)        The Company did not have effective controls in place at an operating subsidiary to properly credit customers' accounts receivable for returned units.

M&P has furnished the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees or disagrees with the above statements. A copy of such letter dated October 19, 2005 is filed as Exhibit 16.1 to this Form 8-K.

(b)          The Company has engaged Somerset as its principal independent accountant effective as of October 14, 2005.   During the two most recent fiscal years ended October 31, 2003 and 2004 and through October 14, 2005, the Company has not consulted with Somerset regarding either:  (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related in instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.
	16.1	Letter from McGladrey & Pullen, LLP dated October 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Obsidian Enterprises, Inc.

Date: October 20, 2005	By: /s/ Rick D. Snow Rick D. Snow Executive Vice President/Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from McGladrey & Pull, LLP dated October 19, 2005